Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             PYR ENERGY CORPORATION


     The undersigned, being at least eighteen years of age, hereby establishes a corporation under the general laws of the State of Maryland and adopts the following Articles Of Incorporation:

     FIRST.  The name of the corporation is PYR Energy Corporation.

     SECOND. The street address of the initial registered agent and of the principal office of the corporation in Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The name of the initial registered agent of the corporation at that address is CSC - Lawyers Incorporating Service Company. The street address of the corporate offices is 1675 Broadway, Suite 2450, Denver, Colorado 80202.

     THIRD. (a) The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Maryland (the "Maryland Code").

             (b) In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers and privileges granted by theT Maryland Code. In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

     FOURTH. The Corporation is authorized to issue 75,000,000 shares of common stock, par value of $.001, and 1,000,000 shares of preferred stock, $.001 par value; the aggregate par value of both of which is $76,000.

             (a) The Board Of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board Of Directors, including, without limiting the generality of the foregoing, the following:

                 (1) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                 (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                 (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

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                 (4) whether the shares of such series shall be subject to
          redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

                 (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

                 (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                 (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

                 (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of this class; and

                 (9) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.

                 The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

             (b) Each stockholder of record shall have one vote for each share of common stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each stockholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the stockholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.


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              (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of stockholders a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

              (d) No stockholder of the corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

     FIFTH.   The corporation is to have perpetual existence.

     SIXTH.   The name and address of the undersigned incorporator are:

           Name                                      Address
           ----                                      -------

     Francis B. Barron                           Patton Boggs LLP
                                                 1660 Lincoln Street, Suite 1900
                                                 Denver, Colorado  80264

     SEVENTH. Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

     EIGHTH. The Board Of Directors of the corporation is expressly authorized to adopt, amend, or repeal the bylaws of the corporation.

     NINTH.   The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

          No contract or other transaction of the corporation with any other persons, firm or corporation in which this corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction so long as the contract or other transaction is approved by the Board Of Directors in accordance with the Maryland Code. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

     TENTH.   The corporation shall indemnify each director and each officer, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, unless it is established that (i) the act or omission was material to the matter giving rise to the liability and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.


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     ELEVENTH.   The personal liability of each director and officer of the corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Maryland, including without limitation as permitted by the provisions of Section 2-405.2 of the Maryland Code and any successor provision, as amended from time to time. No amendment of these Articles Of Incorporation or repeal of any of their provisions shall limit or eliminate the benefits provided to directors under this provision with respect to any act or omission that occurred prior to that amendment or repeal.

     TWELFTH.    The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles Of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THIRTEENTH. The number of directors of the Corporation shall be fixed by the bylaws of the corporation, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the Board Of Directors, provided that the number of directors shall not be more than nine nor less than three. Four directors shall constitute the initial Board Of Directors. The following persons are elected to serve as the corporation's initial directors until the first annual meeting of stockholders or until their successors are duly elected and qualify:

            Name                                        Address
            ----                                        -------

     D. Scott Singdahlsen                        1675 Broadway, Suite 2450
                                                 Denver, Colorado 80202

     Keith F. Carney                             915 Bay Oaks Road
                                                 Houston, Texas  77008

     S.L. Hutchison                              222 West 6th St., Suite 1010
                                                 San Pedro, CA 90731

     Bryce W. Rhodes                             P.O. Box 744
                                                 Rancho Santa Fe, CA 92067

     IN WITNESS WHEREOF, the undersigned has executed these Articles Of Incorporation this 15th day of June, 2001.


                                            /s/ Francis B. Barron
                                            -----------------------------------
                                                Francis B. Barron, Incorporator


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STATE OF COLORADO          )
                           )  ss.
CITY AND COUNTY OF DENVER  )

     BEFORE ME the undersigned authority, personally appeared Francis B. Barron, known to me to be the individual described in and who executed the foregoing Articles Of Incorporation, and he acknowledged that he subscribed the said instrument for the uses and purposes set forth therein. The subscriber is personally known to me.

     WITNESS my hand and official seal in the County and State last aforesaid this 15th day of June, 2001.


[Seal]                                      /s/  Kay Kisner
                                            -----------------------------------
                                                 Kay Kisner
                                                 Notary Public

                                            My Commission Expires:  12/17/02
                                                                 --------------

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